Exhibit 10.6

AMENDMENT NO. 1
TO LINE OF CREDIT AGREEMENT
DATED 14 MARCH 2008

BETWEEN
PILOT SAS
(the Borrower)
AND
SOCIETE GENERALE
BNP PARIBAS
CREDIT LYONNAIS
(the Banks)
14 AUGUST 2008
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Between the undersigned
- PILOT SAS, a simplified joint stock company with a sole shareholder, having a registered capital of 27,942,800.00 Euros and the unique registered identity number 070 501 374 at the Paris Register of Trade and Companies, with registered office at 26/28 rue Danielle Casanova 75002 Paris, represented by Mr. Loux Sébastien acting in the capacity of President by virtue of Minutes of the Decisions of the Sole Shareholder and Owner of Ordinary Shares, electing domicile for execution of this Agreement at the registered office, hereinafter referred to as “the Borrower,” on the first part,
- Société Générale, a limited-liability company with a registered capital of 738,409,055.00 Euros having a registered office at 29 Boulevard Haussmann, 75008 Paris, and the unique registered identity number 552 120 222 at the Paris Register of Trade and Companies, represented in this matter by Mr. Jean-Paul Brunel acting in the capacity of Head of the Bayonne Business Management office of the said company by virtue of a proxy assigned to him on 25 February 2008 by Mr. Michel Douzou, Deputy Director of Retail Banking in France acting by virtue of the powers conferred upon him by Mr. Daniel Bouton, CEO and Chairman of the Société Générale recorded in the minutes of the Notary Office of Thibierge on 1 June 2007, electing domicile for execution of this Agreement at the Agency.
- BNP PARIBAS, a limited-liability company with a registered capital of 1,823,540,634.00 Euros having a registered office at 16 Boulevard des Italiens, 75009 Paris, and the unique registered identity number 662 042 449 at the Paris Register of Trade and Companies, with the identifier CE FR 76662042449, ORIAS no. 07 022 735 and represented by Ms. Sylvie Bassinet, Officer for Businesses, by virtue of powers delegated on 12 August 2008.
- CREDIT LYONNAIS, a limited-liability company with a registered capital of 1,846,714,837.00 Euros, and the unique registered identity number 954 509 741 at the Lyon Register of Trade and Companies, with registered office at 18, rue de la République, Lyon, represented by Mr. Jean-Paul Brunel by virtue of powers delegated to him on 12 August 2008, electing domicile for execution of this Agreement at the Dauphiné Savoie Businesses Management office at 1 rue Molière, 38 000 Grenoble.
Hereinafter referred to as “the Banks,” or individually as “the Bank,” on the second part,
WHEREAS:
A- The Banks have made available to the Borrower, under the terms and conditions defined in the Agreement signed on 14 March 2008, a line of credit up to a maximum amount of 70,000,000.00 Euros (Seventy Million Euros) for a period of 6 months.
B- Pursuant to a request by the Borrower dated 26 June 2008, the parties have agreed firstly (i) to change the duration of the line of credit and in that context to prolong it to 31 October 2008 and secondly (ii) to proceed with various other changes, notably as to the applicable margin.
C- The parties have decided hereby to change the Agreement dated 14 march 2008 in the terms provided below (hereinafter referred to as “Amendment No. 1”).
IT IS HEREBY AGREED AS FOLLOWS:
The terms employed herein (including those in the preamble), unless otherwise defined in this document or if the context imposes otherwise, shall have the meaning given to them in the Agreement.
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ARTICLE 1
In Article 1 of the Agreement entitled “Definitions” the term “Applicable Margin” is replaced and modified as follows: “Applicable Margin” indicates the margin applicable to the Line of Credit equal to 1.00%”
ARTICLE 2
Article 2 of the Agreement entitled “Amount and Duration” is replaced and modified as follows:
“The Banks have made available to the Borrower, under the terms and conditions defined in the Agreement, a line of credit up to a maximum amount of 70,000,000.00 Euros (Seventy Million Euros) starting on 14 March 2008 for a period of 6 months.
At the request of the Borrower, at the latest by 15 July 2008, this line of credit may be renewed once for an additional period of six months by a unanimous decision of the Banks, i.e. until 14 March 2009, on which date the full amount of capital and interest must be repaid.
The Borrower on 26 June 2008 requested that the line of credit be prolonged.
By unanimous decision of the Banks, and in anticipation of the sale of its ROSSIGNOL subsidiary, the Banks hereby prolong the line of credit referred to above starting when this amendment is signed and until 31 October 2008. Upon the request of the Borrower for cause (if the sale of the ROSSIGNOL subsidiary does not materialize) at the latest on 15 October 2008, this line of credit may be renewed once for an additional period of four and a half months by unanimous decision of the Banks, i.e. until 14 March 2009, on which date the full amount of capital and interest must be repaid. If there is no unanimous agreement by the Banks advised by certified mail with return receipt by 22 October 2008, the Line of Credit shall not be renewed upon expiration.
Each Bank participates in this Line of Credit in the amounts shown in Attachment 1.
Each Bank promises, individually and independently of the other Banks, to participate in the Line of Credit. The Banks may not be held liable for any failure to participate or for the bankruptcy of one or more of the other Banks.”
ARTICLE 3
Article 7.2 of the Agreement entitled “Percentage Rate of Charge” is replaced and modified as follows:
“Since the Line of Credit yields interest at varying rates, it is impossible to calculate a Percentage Rate of Charge applying to the entire duration of the Line of Credit. However, the Credit Grantor informs the Borrower, by way of an example, that if the maximum amount of the Line of Credit were to be used starting at the date the Agreement is signed, and based on all the financial conditions enumerated herein, and on the latest EURIBOR three months rate published on 12 August 2008, i.e. 4.9660% per year plus 1% per year, on that basis the periodic rate for one Interest Period would be 1.5599%. The Percentage Rate of Charge, which is the annual rate proportional to the periodic rate, hence works out to 6.24% per year.”
ARTICLE 4
The suspensive conditions provided below must be met on the date that Amendment No. 1 is signed:
a)	The statements made by the Borrower in Article 10 of the Agreement are correct.

b)	The Securities provided for in Article 4 of the Agreement are still valid.

c)	No Prepayment Event has occurred.

d)	No Significant Adverse Event has occurred.
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ARTICLE 5
Starting on the date that this Amendment No. 1 is signed, the Agreement is modified by common consent among the parties. All other provisions of the Agreement remain unmodified and continue in their full and entire effect. It is stipulated that this Amendment No. 1 does not imply novation of the Agreement and that the Securities retain their full and entire effect.
ARTICLE 6
6.1	Applicable law
Amendment No. 1 is governed under French law.

6.2	Jurisdiction

The Borrower agrees irrevocably that any dispute as to the validity, interpretation or execution of Amendment No. 1 shall be brought before the COMMERCIAL COURT OF PARIS.
Signed at St. Jean de Luz, 14 August 2008
Four original copies issued.
THE BORROWER

At	on

Name and title of signer

(stamp and signature)
THE BANKS

At	on

For Société Générale

Name and title of signer

(stamp and signature)

At	on	At	on

For Crédit Lyonnais		For BNP PARIBAS

Name and title of signer		Name and title of signer

(stamp and signature)		(stamp and signature)
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